Exhibit 10.11

ASSIGNMENT AND ASSUMPTION OF LEASE

    This Assignment and Assumption of Lease (the “Assignment”) is made on February 24, 2022 (the “Effective Date”) by and between KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation (“Assignor”) and AKEBIA THERAPEUTICS, INC., a Delaware corporation (“Assignee”). Assignee and Assignor may be referred to from time to time in this Agreement individually as a “Party” and collectively as the “Parties”.

RECITALS:

This Assignment is made with regard to the following facts:

    A.    CLPF One Marina Park Drive LLC (successor-in-interest to Fallon Cornerstone One MPD LLC), a Delaware limited liability company (“Landlord”), as landlord, and Assignor, as tenant, are parties to that certain Office Lease dated as of April 29, 2015 (the "Lease"), pursuant to which Landlord has leased to Assignor that certain premises containing approximately 27,323 rentable square feet (the “Premises”) comprising the entire twelfth (12th) Floor of One Marina Park Drive, Boston, MA (the “Building”). A copy of the Lease is attached hereto as Exhibit A and incorporated by reference; and

    B.    Assignor was acquired by Assignee on or about December 12, 2018 whereby Assignor became a wholly owned subsidiary of Assignee. In connection therewith, Assignor desires to assign its rights, title, and interest in, to, and under the Lease and the Premises to Assignee, and Assignee desires to accept that assignment on, and subject to, all of the terms and conditions in this Assignment.

    NOW THEREFORE, in consideration of the mutual covenants contained in this Assignment, and for valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows.

    1. Assignment and Assumption. Assignor assigns to Assignee all of its rights, title and interest to, and under the Lease and the Premises (including all of Assignor's rights, title, and interest in and to any prepaid rents that have been paid by Assignor under the Lease for any period before or after the Effective Date and including the parking access devices for the Parking Garage). Assignee accepts this Assignment, assumes all of Assignor's rights and obligations under the Lease pursuant to the terms of the Lease, and agrees to be bound by all of the provisions of the Lease and to perform all of the obligations of the tenant under the Lease as a direct obligation to Landlord from and after the Effective Date of the Assignment.

    2.    Further Assurances. Each party to this Assignment will, at its own cost and expense, execute and deliver such further documents and instruments and will take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Assignment.

    3.    Governing Law. This Assignment will be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

    4.    Captions. Captions to the sections in this Assignment are included for convenience only and do not modify any of the terms of this Assignment.

    5.    Severability. If any term or provision of this Assignment is, to any extent, held to be invalid or unenforceable, the remainder of this Assignment will not be affected, and each term or provision of this Assignment will be valid and be enforced to the fullest extent permitted by law.

    6.    Capitalized Terms. All terms spelled with initial capital letters in this Assignment that are not expressly defined in this Assignment will have the respective meanings given such terms in the Lease.

    7.    Execution in Counterparts. This Assignment may be executed in any number of counterparts and transmitted by facsimile to the other Party, each of which when so executed shall be deemed an original and all of which shall constitute together one and the same instrument, and shall be effective upon execution by all of the Parties.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first written above:

ASSIGNOR: KERYX BIOPHARMACEUTICALS, INC.	ASSIGNEE: AKEBIA THERAPEUTICS, INC.
By: /s/ John P. Butler	By: /s/ David A. Spellman
Name: John P. Butler Title: Authorized Officer, as President and Chief Executive Officer of Akebia Therapeutics, Inc., parent company of Keryx Biopharmaceuticals, Inc.	Name: David A. Spellman Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A
[Lease]

Incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the Securities and Exchange Commission.